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                                                                      Form 10-K
                                                                      Exhibit 23





                       CONSENTS OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) the Registration Statement (Form S-8 No. 33-61197 dated July 21, 1995) pertaining to the Citizens Banking Corporation Stock Option Plan for Directors; and (3) the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan in the related Prospectus of our report dated January 14, 1999, with respect to the consolidated financial statements of Citizens Banking Corporation included in the annual report (Form 10-K) for the year ended December 31, 1998.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation amended and restated section 401(k) Plan and in the related prospectus of our report dated March 16, 1999 with respect to the financial statements and schedules of Citizens Banking Corporation amended and restated
section 401(k) Plan included in the annual report (Form 10-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP

Detroit, Michigan
March 26, 1999


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